EXHIBIT 28.1



          ANNUAL STATEMENT AS TO COMPLIANCE



      Bruce F. Antenberg, Senior Vice President and Treasurer and E. S. Lyons, Senior Vice President, both of Great Western Bank, A Federal Savings Bank (the "Bank"), pursuant to Section
3.10 of certain Pooling and Servicing Agreements between the Bank, as seller and servicer, and Banker's Trust Co. of California, as trustee, dated as of the respective dates set forth below (the "Pooling and Servicing Agreements") pursuant to which Mortgage Pass-Through Certificates of the indicated Series were issued:


      Date of Pooling and            Mortgage Pass-Through
      Servicing Agreement            Certificates, Series
      -------------------            ---------------------
July 1, 1987                         1987-1
March 1, 1988                        1988-1
April 1, 1988                        1988-2
June 1, 1988                         1988-3
August 1, 1988                       1988-4
December 1, 1988                     1988-5
January 1, 1989                      1989-1

do hereby certify that:

      (i) a review of the activities of the Bank for the year ended December 31, 1995 and of performance under the Pooling and Servicing Agreements has been made under our supervision, and

      (ii) to the best of our knowledge, based on such review, the Bank has fulfilled all of its obligations under each Pooling and Servicing Agreement throughout such year.

      IN WITNESS WHEREOF, we have hereunto signed our names as of this 29th day of March 1996.



/s/ Bruce F. Antenberg
- - ------------------------------
Bruce F. Antenberg
Senior Vice President
and Treasurer



/s/ E. S. Lyons
- - ------------------------------
E. S. Lyons
Senior Vice President